Exhibit 21.1

SUBSIDIARIES OF

INVENTIV HEALTH, INC.

Subsidiary	State or Other Jurisdiction of Formation
Addison Whitney LLC	North Carolina
Adheris, Inc.	Delaware
Adheris, LLC	Delaware
Advanced Clinical Development Services (Pty.) Ltd.	South Africa
Allidura Communications LLC	Delaware
Axcelo MSL Solutions, LLC	Ohio
Beijing PharmaNet Medical & Drug Science and Technology Company Limited	China
Biosector 2 LLC	New York
Biosector 2 Ltd.	United Kingdom
Blue Diesel, LLC	Ohio
BrandTectonics, L.L.C.	New York
Cadent Medical Communications, LLC	Ohio
Campbell Alliance (Europe) GmbH	Switzerland
Campbell Alliance Group, Inc.	North Carolina
Campbell Alliance, Ltd.	Delaware
Chamberlain Communications Group LLC	Delaware
Chamberlain Communications UK Limited	United Kingdom
Chandler Chicco (UK) Limited	United Kingdom
Chandler Chicco Agency S.a.r.l	France
Chandler Chicco Agency, L.L.C.	New York
Chandler Chicco Companies LLC	Delaware
Chandler Chicco Productions LLC	Delaware
CRO-PharmaNet Services GmbH	Germany
Encuity Research LLC	Delaware
Gerbig Snell/Weisheimer Advertising, LLC	Ohio
Gerbig, Snell/Weisheimer Advertising Inc.	Ontario
Haas & Health Partner Public Relations GmbH	Germany
i3 Canada, Inc.	Ontario
i3 Latin America Argentina S.A.	Argentina
i3 Latin America Brasil Servicos de Pesquisa Clinica Ltda.	Brazil
i3 Latin America Chile S.A.	Chile
i3 Latin America Peru S.A.	Peru
i3 Latin America Uruguay Srl	Uruguay
i3 Research Limited	United Kingdom
i3 Switzerland S.a.r.l.	Switzerland

Ignite Health LLC	Delaware
Improved Outcome Kabushiki Kaisha	Japan
InChord Global, LLC	Ohio
inChord Group Limited	United Kingdom
inChord Holding Corporation	Delaware
InsightOut ULC	Alberta
Interphaz Bioconsulting, LLC	Ohio
inVentiv Health (Malaysia) SDN. BHD.	Malaysia
Inventiv Advance Insights, Inc.	New Jersey
inVentiv Canada ULC	Alberta
inVentiv Clinical Solutions Pesquisa Clinica Ltda.	Brazil
inVentiv Clinical, LLC	Delaware
inVentiv Communications, Inc.	Ohio
inVentiv Digital + Innovation, LLC	New York
inVentiv European Holdings Limited	United Kingdom
inVentiv Health (Hong Kong) Limited	Hong Kong
inVentiv Health (Shanghai) Inc. Ltd.	China
inVentiv Health (Thailand) Limited	Thailand
inVentiv Health Belgium SPRL	Belgium
inVentiv Health Bulgaria EOOD	Bulgaria
inVentiv Health Clinical Australia Pty. Limited	Australia
inVentiv Health Clinical Holdco ULC	Canada
inVentiv Health Clinical Colombia S.A.S.	Colombia
inVentiv Health Clinical Costa Rica, S.A.	Costa Rica
inVentiv Health Clinical Croatia d.o.o.	Croatia
inVentiv Health Clinical Denmark ApS	Denmark
InVentiv Health Clinical France SARL	France
inVentiv Health Clinical GmbH	Austria
inVentiv Health Clinical Ireland Limited	Ireland
inVentiv Health Clinical Israel Limited	Israel
inVentiv Health Clinical Italy S.r.l	Italy
inVentiv Health Clinical Lab, Inc.	New Jersey
inVentiv Health Clinical LLC	Russia
inVentiv Health Clinical LP	Ontario
inVentiv Health Clinical S.A. de C.V.	Mexico,
inVentiv Health Clinical Poland Sp. z. o.o.	Poland
inVentiv Health Clinical Romania SRL	Romania
inVentiv Health Clinical Slovakia s.r.o.	Slovakia
inVentiv Health Clinical Spain, S.L.	Spain
inVentiv Health Clinical SRE, LLC	Delaware

inVentiv Health Clinical SRS, LLC	Florida
inVentiv Health Clinical Staffing Services, LLC	Delaware
inVentiv Health Clinical UK Limited	United Kingdom
inVentiv Health Clinical, Inc.	Delaware
inVentiv Health Clinical, LLC	Delaware
inVentiv Health Clinique Inc.	Quebec
inVentiv Health Commercial Europe Limited	United Kingdom
inVentiv Health Commercial France Sarl	France
inVentiv Health Commercial Germany GmbH	Germany
inVentiv Health Commercial Italy S.R.L.	Italy
inVentiv Health Commercial Spain S.L.	Spain
inVentiv Health Commercial UK Limited	United Kingdom
inVentiv Health Communications Europe GmbH	Germany
inVentiv Health Communications Europe GmbH	Switzerland
inVentiv Health Communications Europe Studio Services GmbH	Germany
inVentiv Health Communications Srl.	Italy
inVentiv Health Czech Republic, s.r.o.	Czech Republic
inVentiv Health d.o.o. Beograd	Serbia
inVentiv Health Finland Oy	Finland
inVentiv Health Germany GmbH	Germany
inVentiv Health Hungary Kft.	Hungary
inVentiv Health Japan G.K.	Japan
inVentiv Health Korea, LLC	Korea
inVentiv Health Limited Company	Taiwan
inVentiv Health Netherlands B.V.	Netherlands
inVentiv Health Philippines, Inc.	Philippines
inVentiv Health Singapore Pte. Ltd.	Singapore
inVentiv Health Sweden AB	Sweden
inVentiv Health Ukraine LLC	Ukraine
inVentiv Human Resources (Shanghai) Co., Ltd.	China
inVentiv International B.V.	Netherlands
inVentiv International Pharma Services Private Ltd.	India
inVentiv Medical Communications GmbH	Germany
inVentiv Medical Communications, LLC	Ohio
inVentiv Medical Management LLC	Georgia
inVentiv Mexico S. del R.L. de C.V.	Mexico
inVentiv Patient Access Solutions, LLC	New Jersey
IVH Logistics Solutions, LLC	Delaware
IVH Research Associates, Inc.	Colorado
Litmus Medical Marketing & Education Limited	United Kingdom

Litmus Medical Marketing Services LLC	New York
LLC i3 Ukraine	Ukraine
Medconference LLC	Delaware
Navicor Group, LLC	Ohio
OOO PharmaNet	Russia
Palio + Ignite, LLC	Ohio
ParagonRx International LLC	Delaware
Patient Marketing Group, LLC	New Jersey
PDGI Holdco, Inc.	Delaware
Pharma Holdings, Inc.	Delaware
Pharmaceutical and Biotechnology Institute	Delaware
Pharmaceutical Institute, Inc.	North Carolina
Pharmaceutical Resource Solutions of Puerto Rico, Inc.	Puerto Rico
PharmaNet (Hong Kong) Limited	Hong Kong
PharmaNet BVBA	Belgium
PharmaNet Chile Limitada	Chile
PharmaNet Clinical Services Private Ltd.	India
PharmaNet Company	Nova Scotia
PharmaNet Coöperatie U.A.	Netherlands
PharmaNet de Mexico, S.de R.L. de C.V.	Mexico
PharmaNet do Brasil Servicos Clinicos Ltda.	Brazil
PharmaNet FAR, LLC	Delaware
PharmaNet GmbH	Switzerland
PharmaNet Holdings B.V.	Netherlands
PharmaNet Korea Ltd.	South Korea
PharmaNet Limited	United Kingdom
PharmaNet New Zealand Ltd.	New Zealand
PharmaNet Peru S.A.C.	Peru
PharmaNet Pty. Limited	Australia
PharmaNet Resource Solutions GmbH	Australia
PharmaNet Resource Solutions, LLC	Delaware
PharmaNet S.R.L.	Argentina
PharmaNet Services GmbH	Switzerland
PharmaNet Taiwan Ltd.	Taiwan
PharmaSoft, LLC	Delaware
PNET US, LLC	Delaware
Raven Holdco LLC	Delaware
Romania i3 Research S.r.l.	Romania
SanCom Creative Communication Solutions GmbH	Germany
South Florida Kinetics C.V.	Netherlands

South Florida Kinetics Holdings C.V.	Netherlands
South Florida Kinetics, Inc.	Florida
Studio 1 SA	France
Substrat’ Homme SA	France
Taylor Strategy Partners, LLC	Ohio
Terre Neuve SAS	France
The Center for Biomedical Continuing Education, LLC	Ohio
The Selva Group, LLC	Ohio
Ventiv Commercial Services, LLC	New Jersey
Ventiv Pharma Services Canada, Inc.	British Columbia